=================================================================
Household Finance Corporation
Household Revolving Home Equity Loan Trust 1996-2
Revolving Home Equity Loan Asset Backed Certificates - Series 1996-2
P & S Agreement Date:              November 1, 1996
Original Settlement Date:           November 26, 1996
Series Number of Class A-1 Certificates:     441919AK3
Original Sale Balance:             $776,373,000
=================================================================
                                             Total   1996 (1)
                                                  12/20/96
                                           Distribution Date

Total Investor Distribution                    $6,835,868.73

Investor Interest Distribution Class A-1       $2,854,464.73

Investor Principal Distribution Class A-1      $3,981,404.00


(1) These amounts represent cash distributions paid by the trust during the 1996 calendar year. As such, they do not represent the economic accrual of interest for tax purposes.